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                                                                    EXHIBIT 11.1

                        CAPSTAR BROADCASTING CORPORATION

                   STATEMENT RE COMPUTATION OF HISTORICAL AND
                   PRO FORMA HISTORICAL OF PER SHARE EARNINGS
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                                      1997
                                                                  ------------
Computation for statement of earnings:
  Net loss attributable to common stock........................   $    (52,811)
                                                                  ============
Computation for weighted average common shares
  outstanding(1):
  Weighted average common shares outstanding...................    254,552,111
  Incremental common shares applicable to common stock
     options and warrants based on the estimated fair value
     of the stock..............................................             --
                                                                  ------------
  Weighted average common shares...............................    254,552,111
                                                                  ============
  Basic and diluted loss per common share......................   $      (0.21)
                                                                  ============
  Unaudited pro forma historical earnings per common share:
     Weighted average common shares outstanding (1) ...........     25,455,211
     Incremental common shares applicable to common stock
      options and warrants based on the estimated fair value
      of the stock.............................................             --
                                                                  ------------
     Pro forma historical weighted average common shares (1) ..     25,455,211
                                                                  ============
  Pro forma basic and diluted loss per common share (1) .......   $      (2.07)
                                                                  ============

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(1) Earnings per common share is based on the weighted average number of shares of common stock and common stock equivalents outstanding during the period as adjusted for the one for ten reverse stock split.